As filed with the Securities and Exchange Commission on October 16, 2014
File Nos. 333-94073

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pulse Electronics Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State of Incorporation)	23-1292472 (I.R.S. Employer Identification No.)

12220 World Trade Drive
San Diego, CA 92128
(Address of Principal Executive Offices)

Pulse Engineering, Inc. 401(k) Plan, as Amended
(Full Title of the Plan)

Michael C. Bond
Senior Vice President and Chief Financial Officer
Pulse Electronics Corporation
12220 World Trade Drive
San Diego, CA 92128
(858) 674-8100
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company
________________

Deregistration of Securities

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File Nos. 333-94073) (the “Registration Statement”), which was filed by Pulse Electronics Corporation, f/k/a as Technitrol, Inc., (the “Registrant”) on January 4, 2000. Pursuant to the Registration Statement, the Registrant registered 20,000 shares (on a post reverse split basis) of its common stock for issuance in accordance with the terms of its 401(k) Plan.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all shares of its common stock that were registered under the Registration Statement that remain unissued under its 401(k) Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, as of this 16th day of October 2014.

Pulse Electronics Corp.

By:	/s/ Michael C. Bond
Michael C. Bond
Senior Vice President &
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.